Exhibit 99.1

MEADE INSTRUMENTS CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Nine Months Ended
	November 30,		November 30,
	2006	2005	2006	2005
		as restated		as restated

Net sales	$48,498,000	$53,092,000	$85,829,000	$96,494,000
Cost of sales	38,189,000	38,424,000	69,160,000	70,827,000

Gross profit	10,309,000	14,668,000	16,669,000	25,667,000
Selling expenses	5,502,000	6,528,000	13,284,000	14,327,000
General and administrative expenses	3,866,000	3,010,000	10,905,000	8,931,000
ESOP expense	79,000	91,000	229,000	262,000
Research and development expenses	467,000	395,000	1,173,000	1,066,000

Operating income (loss)	395,000	4,644,000	(8,922,000)	1,081,000
Interest expense	277,000	419,000	492,000	854,000

Income (loss) before income taxes	118,000	4,225,000	(9,414,000)	227,000
Provision for income taxes	1,299,000	2,744,000	1,276,000	992,000

Net income (loss)	$(1,181,000)	$1,481,000	$(10,690,000)	$(765,000)

Basic and diluted income (loss) per share	$(0.06)	$0.08	$(0.55)	$(0.04)

Weighted average number of shares outstanding — basic	19,641,000	19,410,000	19,585,000	19,326,000

Weighted average number of shares outstanding —diluted	19,641,000	19,446,000	19,585,000	19,326,000